Exhibit 23.2

                     CONSENT OF WISS & COMPANY, LLP

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Dialysis Corporation of America for the registration of 62,000 shares of common stock of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Dialysis Corporation of America for the year ended December 31, 2002, included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                  /s/ WISS & COMPANY, LLP
                                  -----------------------------------
                                  WISS & COMPANY, LLP

January 28, 2005
Livingston, New Jersey